Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule
406 under the Securities Act.

                                                                  EXHIBIT 10.9

                           EXCLUSIVE LICENSE AGREEMENT

                                 by and between

                          ANTHRA PHARMACEUTICALS, INC.

                                       and

                                PRODESFARMA, S.A.

                           Dated as of April 17, 1997

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

ARTICLE I
DEFINITIONS.............................................................  2

ARTICLE II
PRODUCT DEVELOPMENT.....................................................  6
      2.1  Clinical Studies.............................................  6
      2.2  Registrations and Approvals..................................  7
      2.3  Pricing and Reimbursement....................................  7

ARTICLE III
SUPPLY OF THE PRODUCT...................................................  8
      3.1  Anthra Obligation............................................  8
      3.2  Good Faith Forecasts.........................................  8
      3.3  Firm Forecasts...............................................  9
      3.4  Purchase Orders..............................................  9
      3.5  Delivery..................................................... 10
      3.6  Inability to Supply.......................................... 10
      3.7  Warranty..................................................... 11
      3.8  Price........................................................ 11
      3.9  Specifications Amendments.................................... 12
      3.10 Records...................................................... 12

ARTICLE IV
MARKETING AND SALE OF THE PRODUCT....................................... 12
      4.1  Prodesfarma Obligation....................................... 12
      4.2  Compliance................................................... 13
      4.3  Trademarks................................................... 13
      4.4  Price of the Product......................................... 13
      4.5  Marketing Materials.......................................... 14
      4.6  Product Liability Insurance.................................. 14
      4.7  Competition.................................................. 14

ARTICLE V
LICENSE GRANTS.......................................................... 15
      5.1  Grants....................................................... 15
      5.2  Sublicenses.................................................. 15

ARTICLE VI
LICENSE FEES............................................................ 16
      6.1  License Fees................................................. 16
      6.2  Payment of License Fees...................................... 16
      6.3  Royalties.................................................... 17
      6.4  Withholding Taxes............................................ 17

                                                                       Page
                                                                       ----

ARTICLE VII
EXECUTIVE MANAGEMENT COMMITTEE.......................................... 17
      7.1  Formation of the EMC......................................... 17
      7.2  Authority of the EMC......................................... 18
      7.3  Procedural Rules of the EMC.................................. 19

ARTICLE VIII
REPORTING............................................................... 20
      8.1  Reporting by Parties......................................... 20
      8.2  Record Keeping............................................... 20
      8.3  Audit of Records............................................. 20

ARTICLE IX
ADVERSE EVENT AND OTHER INFORMATION EXCHANGE............................ 21
      9.1  Notification................................................. 21
      9.2  Material Communications...................................... 21

ARTICLE X
PRODUCT RECALL.......................................................... 22
      10.1 Notification and Recall...................................... 22
      10.2 Recall Expenses.............................................. 23

ARTICLE XI
INTELLECTUAL PROPERTY RIGHTS............................................ 23
      11.1 Ownership of Licensed Know-how............................... 23
      11.2 Ownership of Filings and Approvals........................... 24
      11.3 Ownership of Data............................................ 24
      11.4 Enforcement of Intellectual Property Rights.................. 24
      11.5 Cooperation.................................................. 25

ARTICLE XII
CONFIDENTIALITY......................................................... 25
      12.1 Confidential Information..................................... 25
      12.2 Disclosure of Confidential Information....................... 26
      12.3 Use of Names................................................. 27

ARTICLE XIII
WARRANTIES; INDEMNITIES................................................. 27
      13.1 Representations and Warranties............................... 27
      13.2 Warranties of Anthra......................................... 28
      13.3 Indemnification of Prodesfarma............................... 29
      13.4 Indemnification of Anthra.................................... 29
      13.5 Indemnification Procedure.................................... 29

ARTICLE XIV
TERM AND TERMINATION.................................................... 31
      14.1  Term........................................................ 31
      14.2  Termination for Material Breach............................. 32
      14.3  Termination for Breach of Investment Agreement.............. 32
      14.4  Unilateral Termination by Prodesfarma or Anthra............. 33
      14.5  Termination for Other Events................................ 33
      14.6  Effect of Expiration or Termination......................... 34
      14.7  Survival of Licenses and Royalty Obligations;
            Assignment of Registrations and Trademarks.................. 35

ARTICLE XV
GENERAL PROVISIONS...................................................... 36
      15.1  Force Majeure............................................... 36
      15.2  Notice...................................................... 36
      15.3  Further Assurances.......................................... 37
      15.4  Successors and Assigns...................................... 38
      15.5  Governing Law............................................... 38
      15.6  Arbitration................................................. 38
      15.7  Severability................................................ 39
      15.8  Counterparts................................................ 40
      15.9  Captions.................................................... 40
      15.10 Independent Contractors..................................... 40
      15.11 Entire Agreement............................................ 41

ANNEX A................................................................. 42

ANNEX B................................................................. 44

ANNEX C................................................................. 45

            THIS EXCLUSIVE LICENSE AGREEMENT (this "Agreement"), is made as of April 17, 1997, by and between Anthra Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware, U.S.A, having its principal business office at 19 Carson Road, Princeton, N.J. 08540, U.S.A. ("Anthra"), and Prodesfarma, S.A., a corporation organized under the laws of Spain, having its principal business office at Calle del Pont Reixat 5, 08960 Sant Just Desvern, Barcelona, Spain ("Prodesfarma"),

                                   WITNESSETH:

            WHEREAS, Anthra has developed certain proprietary know-how and data with respect to N-Trifluoroacetyladriamycin-14 valerate, a doxorubicin derivative ("AD 32"),

            WHEREAS, Anthra intends to secure the regulatory approvals required in order to promote, market and sell AD 32 in Spain and Portugal (collectively, the "Territory"),

            WHEREAS, Prodesfarma has considerable experience in the promotion, marketing and sale of pharmaceutical products in the Territory, and has in place a large and experienced marketing staff that can expedite the distribution of AD 32 in the Territory, and

            WHEREAS, Prodesfarma desires to obtain an exclusive license from Anthra to promote, market and sell AD 32 in the


*** confidential treatment requested.

Territory, and Anthra desires to grant such a license, on the terms set forth herein;

            WHEREAS, as an inducement to Anthra to enter into this Agreement, Prodesfarma has entered into that certain Series D Convertible Preferred Stock Purchase Agreement of even date herewith;

            NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            1.1 "AD 32" shall have the meaning set forth in the preamble hereto.

            1.2 "Affiliate" of a person shall mean any corporation, partnership or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person. "Control" and, with correlative meanings, the terms "controlled by" and "under common control with" shall mean the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

            1.3 "Anthra" shall mean Anthra Pharmaceuticals, Inc. and its Affiliates.

            1.4 "Approval" shall mean any approval, including


*** CONFIDENTIAL TREATMENT REQUESTED.

price and reimbursement approvals, granted by the appropriate regulatory authority in (or valid with respect to) any country in the Territory for the lawful Marketing of the Product.

            1.5 "Disclosing Party" shall have the meaning set forth in Section 12.1.

            1.6 "EMC" shall mean the Executive Management Committee established pursuant to Article VII.

            1.7 "EU" shall mean the European Union, as constituted from time to time.

            1.8 "FDA" shall mean the United States Food and Drug Administration.

            1.9 "FDA Approval" shall have the meaning set forth in Section
6.1(b).

            1.10 "Indications" shall mean all indications for human use.

            1.11 "Investment Agreement" shall have the meaning set forth in
Section 14.3.

            1.12 "Licensed Know-how" shall mean all technical knowledge, expertise, skill, practice, proprietary rights, inventions, formulae, trade secrets, analytical methodology, processes, preclinical, clinical, stability and other data, toxicological information and all other experience in tangible or intangible form relating to AD 32 or the Product in which Anthra


*** CONFIDENTIAL TREATMENT REQUESTED.

has an ownership or licensable interest and which is in the possession or under the control of Anthra as of the date of this Agreement or which Anthra may develop or acquire hereafter pursuant to this Agreement. "Licensed Know-how" shall be deemed to include any and all improvements to AD 32, the Product or the Licensed Know-how that Anthra may develop during the term of this Agreement.

            1.13 "Losses" shall have the meaning set forth in Section 13.3.

            1.14 "Market" or "Marketing" shall mean all programs and activities relating to the promotion and sale of the Product in the Territory including but not limited to labeling, advertising, studies, seminars, symposia, training and education, detailing, selling, contracting for sale of and distributing the Product.

            1.15 ***

            1.16 "Notice" shall have the meaning set forth in Section 15.2.

            1.17 "Pricing" shall have the meaning set forth in Section 2.3.

            1.18 "Prodesfarma" shall mean Prodesfarma, S.A. and its Affiliates.

            1.19 "Product" shall mean AD 32, in finished dosage


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
                                       5


form, including all forms of application and administration and for all Indications, whether or not in combination with any other pharmacologically active ingredient.

            1.20 "Product Specifications" shall mean the specifications and quality control testing procedures for the Product set forth in Annex A hereto, as amended from time to time in the sole discretion of Anthra.

            1.21 "Receiving Party" shall have the meaning set forth in Section 12.1.

            1.22 "Registration" shall mean a filing with an appropriate authority within any country in the Territory for the purpose of obtaining legal and regulatory approval for the Marketing of the Product in such country.

            1.23 "Remedies" shall have the meaning set forth in Section 11.4.

            1.24 "Sublicensee" shall have the meaning set forth in Section 5.2.

            1.25 "Territory" shall mean, collectively, Spain and Portugal.


*** CONFIDENTIAL TREATMENT REQUESTED.

                                   ARTICLE II
                               PRODUCT DEVELOPMENT

            2.1 Clinical Studies. Anthra shall perform, directly or indirectly, all clinical studies required in connection with the submission of Registrations as to at least two Indications for the Product in the Territory, as listed in the clinical plan set forth in Annex B hereto. Anthra shall be responsible for all communications, both before and after Approval of each such Registration, with regulatory authorities inside and outside the Territory in connection with such studies, documents, filings and approvals as may be required in such Territory.

            2.2 Registrations and Approvals. Anthra agrees to file the Registrations and, subject to Section 2.3, to use commercially reasonable efforts to obtain the Approvals for the Territory. All such Registrations and Approvals shall be filed in the name of Anthra; provided, however, that Anthra shall take all necessary steps, pursuant to applicable Spanish, Portuguese and/or EU law or regulation, to cause Prodesfarma to be recorded as the distributor of the Product in the Territory, either by means of the initial Registration or a supplemental application that cross-references the Registration and identifies Prodesfarma as the distributor of the Product in the Territory, subject to Prodesfarma's timely provision to Anthra of such information


*** CONFIDENTIAL TREATMENT REQUESTED.

(including, without limitation, trademarks) of Prodesfarma as Anthra may reasonably require in connection with such recordation.

            2.3 Pricing and Reimbursement. Upon the grant of the Registration with respect to a country in the Territory, Prodesfarma shall have sole responsibility and authority to communicate with the appropriate regulatory authorities for the purpose of securing any necessary approvals with respect to the commercial pricing of the Product, subject to Section 4.4, and determining the reimbursement pricing of the Product in connection with any government-sponsored or government-funded health insurance program available in such country (the "Pricing").

                                   ARTICLE III
                              SUPPLY OF THE PRODUCT

            3.1 Anthra Obligation. Subject to the terms and conditions of this Agreement, Anthra agrees to use its commercially reasonable efforts to supply Prodesfarma with its requirements of the Product, and Prodesfarma agrees to purchase its requirements of the Product, for resale in the Territory pursuant to this Agreement.

            3.2 Good Faith Forecasts. No later than *** after Anthra files its initial Registration for the Product in the EU,


*** CONFIDENTIAL TREATMENT REQUESTED.

Prodesfarma shall provide Anthra with a forecast estimating Prodesfarma's *** requirements of the Product (and the desired delivery dates therefor) for the succeeding *** period. Thereafter, on or before the first day of *** of each year during the term hereof, Prodesfarma shall provide Anthra with an updated forecast estimating Prodesfarma's *** requirements of the Product (and the desired delivery dates therefor) for the succeeding *** period. Prodesfarma shall prepare such estimates in good faith; provided, however, that, subject to
Section 3.3, such estimates shall not be binding on either party.

            3.3 Firm Forecasts. Prodesfarma shall provide Anthra with a firm forecast of Prodesfarma's requirements of the Product (and the desired delivery dates therefor) (i) for the *** period beginning on ***, not later than *** of the preceding year, and (ii) for the *** period beginning on ***, not later than *** of such year. Prodesfarma may amend any firm forecast (i) ***, upon written notice to Anthra, if the net change in the quantity of the forecasted requirements of the Product is *** or less, or (ii) upon *** prior written notice to Anthra, if such change exceeds ***. Except as provided in the preceding sentence, Prodesfarma shall be obligated to purchase, and Anthra shall be obligated to sell, such quantities of the Product as are set forth in the firm forecast, on the delivery schedule set forth


*** CONFIDENTIAL TREATMENT REQUESTED.

therein.

            3.4 Purchase Orders. Prodesfarma shall issue to Anthra firm purchase orders for each delivery, not later than *** prior to the forecasted delivery date. The quantities ordered shall be consistent with the firm forecast for the relevant period given by Prodesfarma pursuant to Section 3.3 (and, if applicable, as amended pursuant to Section 3.3). In the event that the terms of any such purchase order are not consistent with this Agreement, the terms of this Agreement shall prevail.

            3.5 Delivery. Delivery of each order of Product shall be made *** at a facility to be designated by Anthra. Anthra shall arrange for *** of the Product to a destination designated by Prodesfarma and by a common carrier designated by Prodesfarma. Prodesfarma shall carry out all customs formalities necessary for the import clearance of the shipment and obtain, at its own risk and expense, any import license or other governmental authorization required in connection with its importation. *** Anthra shall promptly invoice Prodesfarma for all Product shipped. Invoices shall be accompanied by a *** and a *** for each invoiced lot of Product.

            3.6 Inability to Supply. In the event that Anthra shall have reason to believe that it will be unable to supply Prodesfarma with the full quantity of the Product forecasted to


*** CONFIDENTIAL TREATMENT REQUESTED.

be ordered or actually ordered by Prodesfarma in a timely manner, Anthra shall promptly notify Prodesfarma thereof. Prodesfarma and Anthra shall promptly meet to discuss how to supply Prodesfarma's requirements in a timely manner. Following such discussions, Prodesfarma may enter ***.

            3.7 Warranty. Anthra warrants that, at the time of delivery of the Product to Prodesfarma, the Product will (i) have been manufactured, stored and shipped in accordance with applicable GMPs and all other applicable laws, rules, regulations or requirements of regulatory authorities relating to the Territory,
(ii) have been manufactured in accordance with the Product Specifications, and
(iii) not be adulterated or misbranded under the Federal Food, Drug, and Cosmetic Act, as amended, and or under any other applicable laws, rules, regulations or requirements of regulatory authorities in or relating to the Territory.

            3.8 Price. The parties hereby agree that the supply price for the Product, ***. Payment shall be made in United States dollars. Terms of payment shall be net *** from the later of date of receipt of invoice and date of delivery of the invoiced Product.

            3.9 Specifications Amendments. Anthra reserves the right to amend and/or supplement the Product Specifications


*** CONFIDENTIAL TREATMENT REQUESTED.

unilaterally for the purpose of complying with GMPs or applicable Registrations, incorporating improvements, or for any other reasonable business purpose, subject to the grant of any Approvals required by applicable law in the Territory in connection with any such changes.

            3.10 Records. Anthra shall maintain all records necessary to comply with all applicable laws, rules and regulations in the Territory relating to the manufacturing of the Product. All such records shall be maintained for such period as may be required by law, rule or regulation; provided, however, that all records relating to the manufacture, stability and quality control of each batch of the Product shall be retained at least until the first anniversary of the end of the approved shelf life for all Product from such batch.


*** CONFIDENTIAL TREATMENT REQUESTED.

                                   ARTICLE IV
                        MARKETING AND SALE OF THE PRODUCT

            4.1 Prodesfarma Obligation. Prodesfarma shall use commercially reasonable efforts to Market and sell the Product in the Territory and shall in any event commence Marketing of the Product as soon as practicable in each country in the Territory as to which an Approval has been granted and, where applicable, Pricing of the Product has been granted by the appropriate governmental authority. Prodesfarma shall bear all costs and expenses arising out of or relating to the Marketing, distribution and sale of the Product. All Product sales in the Territory shall be made by, and for the account of, Prodesfarma or its Affiliates or Sublicensees, as the case may be.

            4.2 Compliance. Prodesfarma shall comply with all applicable laws, regulations and Approvals in conducting the Marketing and sale of the Product in the Territory, including without limitation all requirements as to pre-Marketing approval of Product labelling.

            4.3 Trademarks. Prodesfarma shall be responsible for the selection, registration and maintenance of all trademarks that it or its agents employ in connection with the Marketing of the Product. Except as provided in Section 14.7, Anthra shall not acquire or assert any right, title, and interest in and to


*** CONFIDENTIAL TREATMENT REQUESTED.

any such trademark.

            4.4 Price of the Product. Subject to applicable governmental regulations, Prodesfarma shall use commercially reasonable efforts to obtain the best in-market price for the Product in each country in the Territory under the prevailing marketing conditions; provided, however, that nothing in this Section
4.4 shall be deemed to restrict the freedom of Prodesfarma to determine prices for the Product in the Territory. Prodesfarma shall keep Anthra informed of its efforts in this regard in response to Anthra's written requests from time to time.

            4.5 Marketing Materials. Prodesfarma shall develop, at its sole expense, appropriate Marketing and promotional materials for the Product in the Territory for its use and for use by its Sublicensees. Prodesfarma agrees to provide Anthra with a sample copy of each such item, together with an English translation thereof, before making use thereof, and agrees to use such item only after receiving the prior written approval of Anthra. Prodesfarma shall not, and shall its Sublicensees not to, use any materials not approved by Anthra, for the purpose of Marketing the Product.

            4.6 Product Liability Insurance. Prodesfarma shall maintain, with an insurance carrier reasonably acceptable to


*** CONFIDENTIAL TREATMENT REQUESTED.

Anthra, at the sole expense of Prodesfarma, product liability insurance relating to the Product that is comparable in type and amount to the insurance it maintains with respect to its most similar other pharmaceutical products that are Marketed, distributed and sold in the Territory.

            4.7 Competition. Prodesfarma agrees that, during the term of this Agreement, it shall not, and shall not permit any of its Affiliates or Sublicensees to, develop, Market or sell in the Territory any anthracycline (other than AD32) for intracavitary use that competes with the Product, for any Indication for which the Product shall have received labelling approval in the Territory. The parties acknowledge that all restrictions contained in this
Section 4.7 are reasonable, valid and necessary for the adequate protection of the Product business.

                                    ARTICLE V
                                 LICENSE GRANTS

            5.1 Grants. Subject to the terms and conditions of this Agreement, including without limitation Section 6.1, Anthra hereby grants to Prodesfarma an exclusive license in the Territory under the Licensed Know-how to Market, sell, distribute, and have Marketed, sold, and distributed the Product for all Indications; provided, however, that if Net Sales of the Product in the Territory fail in any two consecutive years to


*** CONFIDENTIAL TREATMENT REQUESTED.

meet the minimum annual sales level for such year specified in Annex C hereto (collectively, the "Minimums") (or a pro rata portion thereof in the event of a partial year), then such license shall automatically become non-exclusive; and provided, further, that if (i) a third party shall lawfully commence Marketing a generic version of the Product in the Territory or (ii) the Approval for the peri-TURB and ovarian indications of the Product shall not have been granted in the Territory by December 31, 2001, then the parties agree to review and make appropriate revisions to the Minimums.

            5.2 Sublicenses. Prodesfarma shall have the right to grant to third parties (each, a "Sublicensee") sublicenses under the licenses granted in
Section 5.1, subject to the prior written consent of Anthra, which shall not be unreasonably withheld.

                                   ARTICLE VI
                                  LICENSE FEES

            6.1 License Fees. In consideration of the licenses granted in
Article V, Prodesfarma shall pay Anthra license fees as follows:

                (a) a single payment of Two Hundred Thousand U.S. Dollars (U.S. $200,000) upon the signing of this Agreement;

                (b) ***

            6.2 Payment of License Fees. All license fees due from Prodesfarma under this Agreement shall be paid in U.S. Dollars by wire transfer of immediately available funds to an account at a commercial bank designated by Anthra at least five business days before payment is due.

            6.3 ***.


*** CONFIDENTIAL TREATMENT REQUESTED.

            6.4 Withholding Taxes. Prodesfarma shall pay any and all withholding taxes or similar charges imposed by any government in the Territory on any amounts due to Anthra from Prodesfarma pursuant to this Article VI to the proper taxing authority, and proof of payment of such taxes or charges will be secured and sent to Anthra as evidence of such payment. All amounts paid by Prodesfarma pursuant to this Section 6.4 shall be paid for the account of Anthra and deducted from the amounts due from Prodesfarma to Anthra pursuant to Section 6.1.

                                   ARTICLE VII
                         EXECUTIVE MANAGEMENT COMMITTEE

            7.1 Formation of the EMC. In order to facilitate the exchange of information between the parties relating to their activities pursuant to this Agreement, the parties hereby establish an executive management committee (the "EMC") comprised of four individuals. Prodesfarma and Anthra shall each appoint two members of the EMC. Each member of the EMC shall be an employee or member of the Board of Directors of the party that appointed such member. Initial appointments shall be made within fourteen (14) days of the date of this Agreement. A member of the EMC may be removed at any time, with or without cause, by the party that originally appointed such member. A member of the EMC shall serve until a successor is named by the party that


*** CONFIDENTIAL TREATMENT REQUESTED.

appointed such member.

            7.2 Authority of the EMC. The EMC shall (a) monitor and review the progress of Product development activities conducted by Anthra pursuant to this Agreement (including, but not limited to, all clinical studies and Registrations related thereto), (b) monitor and review the progress of all Product Marketing and sales activities conducted by Prodesfarma pursuant to this Agreement, and
(c) take such other actions as the parties may mutually agree, except that the EMC may not take any action that would conflict with any provision of this Agreement. It is not intended that the EMC have any power or authority to direct the conduct of the affairs or the decision-making of either party hereto. Each party to this Agreement shall retain the rights, powers, and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in the EMC unless such delegation or vesting of rights is expressly provided for in this Agreement or the parties expressly so agree in writing. The EMC shall not have the power to amend or modify this Agreement, which may only be amended or modified as provided in Section 15.11.


*** CONFIDENTIAL TREATMENT REQUESTED.

            7.3 Procedural Rules of the EMC.

                  (a) The EMC shall adopt such standing rules as shall be necessary for its work.

                  (b) A quorum of the EMC shall consist of two members, provided that at least one member appointed by each party is present. Members of the EMC may attend a meeting either in person or by telephone conference call. Representation by proxy shall not be allowed.

                  (c) The EMC may take action (1) by consensus of the members present at a meeting at which a quorum exists, or (2) by written resolutions approved in writing by all of the members.

                  (d) The EMC shall have a chairperson and a secretary. The first chairperson shall be a member of the EMC designated by Anthra. Each chairperson shall serve a one-year term, and the office shall alternate between members appointed by Anthra and members appointed by Prodesfarma. The first secretary shall be a member of the EMC designated by Prodesfarma. Each secretary shall serve a one-year term, and the office shall alternate between members appointed by Prodesfarma and members appointed by Anthra.

                  (e) The EMC shall meet semi-annually or more frequently as mutually agreed upon by the members, at times and


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
                                       19


places mutually agreed upon. Thirty calendar days' prior written Notice of any such meeting shall be provided to the members, unless such Notice is waived in writing by the members.

                                  ARTICLE VIII
                                    REPORTING

            8.1 Reporting by Parties. The parties hereto shall use their commercially reasonable efforts to keep each other informed of their activities pursuant to this Agreement, including without limitation material developments relating to the performance of their respective obligations under this Agreement.

            8.2 Record Keeping. Prodesfarma shall, and shall cause its Sublicensees to, keep complete and accurate books and records pertaining to the use and sale of the Product, including the names and addresses and purchase order details for each customer to which it sells the Product. Such books and records shall be retained by for at least five (5) years after the expiration or termination of this Agreement, or for such longer period if and as required by applicable law.

            8.3 Audit of Records. At the request of Anthra, Prodesfarma shall, and shall cause its Sublicensees to, permit Anthra and its representatives, at reasonable times and upon reasonable notice, to examine the books and records maintained


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
                                       20


pursuant to Section 8.2.

                                   ARTICLE IX
                ADVERSE EVENT AND OTHER INFORMATION EXCHANGE

            9.1 Notification. Each party shall provide prompt Notice to the other party of information in or coming into its possession or control concerning side effects, injury, toxicity or sensitivity reaction associated with commercial and clinical uses, studies, investigations or tests of the Product (animal or human), whether or not determined to be attributable to the Product, and whether arising out of clinical studies or Marketing and sale of the Product. Further, each party shall notify the other's responsible drug safety department by telephone or facsimile within three (3) business days, to be followed by a written confirmation within ten (10) business days, after such party first becomes aware of a circumstance that might necessitate a recall, expedited notification of relevant regulatory authorities or significant change in the label of the Product. Information concerning other complaints and other adverse reactions regarding the Product shall be exchanged between the parties in writing promptly, but in any event not less frequently than semi-annually. Each party shall make such reports as are necessary to comply with laws and regulations applicable to it, at its sole expense.


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
                                       21


            9.2 Material Communications. Each party shall, within five (5) business days, provide Notice to the other party of any material communications with any governmental agency concerning the Product that occurs after the filing of the Registration for the Product in the Territory, including, without limitation, adverse drug reaction reports. Copies of all such material communications shall be attached to the Notice sent pursuant to this Section
9.2. A translation of the material communication into English shall be sent within ten (10) business days after the original Notice. Notwithstanding the foregoing, in the event of a communication or directive from a regulatory authority commencing or threatening seizure of Product or other removal from the market of an approved Product, the party receiving such information shall transmit such information to the other party within one business day.

                                    ARTICLE X
                                 PRODUCT RECALL

            10.1 Notification and Recall. In the event that any governmental agency or authority issues or requests a recall or takes similar action in connection with the Product, or in the event either party determines that an event, incident or circumstance has occurred which may result in the need for a recall or market withdrawal, the party notified of or wishing to


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call such recall or similar action shall, within twenty-four (24) hours, advise the other party thereof by telephone or facsimile, after which the parties shall promptly discuss an appropriate course of action; provided, however, that either party may initiate a recall or market withdrawal thereafter if it deems such action necessary or appropriate.

            10.2 Recall Expenses. Each of the parties hereto shall bear the expenses of any recall resulting from breach of its respective obligations hereunder. Such expenses of recall shall include, without limitation, the expenses of notification and destruction or return of the recalled Product and the sum paid for the recalled Product.

                                   ARTICLE XI
                          INTELLECTUAL PROPERTY RIGHTS

            11.1 Ownership of Licensed Know-how. Except as otherwise expressly provided in Section 5.1, all right, title to, and interest in the Licensed Know-how shall remain in Anthra. Anthra shall have the sole right to file for, obtain, maintain, register and extend patent protection for the Licensed Know-how, and to control the prosecution of applications therefor. If, after a written request from Prodesfarma, Anthra decides not to file for, obtain, maintain, register or extend patent protection for the Licensed Know-how, Prodesfarma shall have the right, at


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its own expense, to take any such action in the name of Anthra. For the avoidance of doubt, nothing in this Section 11.1 shall be construed to require Prodesfarma to assign to Anthra the rights to any improvements to the Licensed Know-How that Prodesfarma may develop in the Territory; provided, however, that if, during the term of this Agreement, Prodesfarma or any of its Affiliates or Sublicensees develops any such improvements, Prodesfarma shall so notify Anthra and shall grant, or shall cause such Affiliate or Sublicensee, as the case may be, to grant to Anthra a royalty-free, world-wide, perpetual, non-exclusive license to use such improvements.

            11.2 Ownership of Filings and Approvals. Anthra shall own all rights, title and interest in (a) all Registrations and other submissions to governmental authorities made pursuant to this Agreement, and (b) all Approvals made or granted with respect to the Product in the Territory.

            11.3 Ownership of Data. Anthra shall own all rights, title and interest to the preclinical and clinical data arising out of its activities pursuant to this Agreement.

            11.4 Enforcement of Intellectual Property Rights. In the event of any infringement by a third party of any intellectual property rights relating to the Product in the Territory, Anthra shall have the first right (but not the


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obligation) to pursue any and all injunctive, compensatory and other remedies and reliefs (collectively, "Remedies") against such third party. Should Anthra determine not to pursue Remedies within 180 days after Notice from Prodesfarma requesting Anthra to do so, then Prodesfarma shall have the right (but not the obligation) to pursue Remedies against such third party. The party pursuing Remedies shall bear its own costs and expenses relating to such pursuit. Any damages or other amounts collected shall be distributed, first, to the party that pursued Remedies to cover its costs and expenses and, second, to the other party to cover its costs and expenses, if any, relating to the pursuit of such Remedies; any remaining amount shall be distributed to the party that pursued the Remedies.

            11.5 Cooperation. In the event of any infringement by a third party of any intellectual property right owned by a party hereto, each party shall, at its own cost and expense, use all reasonable efforts to assist and cooperate with the other party in connection with the latter's pursuit of Remedies against the infringing party.


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                                   ARTICLE XII
                                 CONFIDENTIALITY

            12.1 Confidential Information. Except to the extent permitted by this Agreement or as otherwise agreed by the parties in writing, the parties agree that, at all times during the term of this Agreement and for a five (5) year period following termination or expiration hereof, the party receiving information (the "Receiving Party") shall keep completely confidential, shall not publish or otherwise disclose and shall not use directly or indirectly for any purpose any information furnished to it by the other party (the "Disclosing Party") pursuant to this Agreement or otherwise relating to any transaction contemplated hereby, including information heretofore furnished to it, except to the extent that the Receiving Party can establish by competent proof that such information:

                  (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

                  (b) was part of the public domain at the time of its disclosure by the Disclosing Party;

                  (c) became part of the public domain after its disclosure by the Disclosing Party, other than through any act or omission of the Receiving Party in breach of this Agreement; or


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                  (d) was disclosed to the Receiving Party by a third party who had no obligation not to disclose such information to others.

            12.2 Disclosure of Confidential Information. Each party may disclose the other's information to the extent that such disclosure is reasonably necessary in filing or prosecuting patent applications, pursuing or defending litigation, or complying with applicable governmental regulations, provided that if a Receiving Party intends to make any such disclosure, it shall give reasonable advance written Notice to the Disclosing Party of such intention. Furthermore, nothing in this Article XII shall be construed to preclude either party from disclosing such information to such third parties as may be necessary in connection with the development and commercialization of the Product as contemplated by this Agreement, including, without limitation, subcontracting and sublicensing transactions in connection therewith, provided that the Receiving Party in question shall in each case obtain from the proposed third party recipient a written confidentiality undertaking containing confidentiality obligations no less onerous than those set forth in this Article XII. Notwithstanding anything in this Article XII to the contrary, Prodesfarma shall have the right to disclose preclinical and clinical data and results relating to the Product


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                                       27


to qualified medical professionals for the limited purposes of advertising and promoting the Product and conducting medical education initiatives reasonably designed to increase Net Sales.

            12.3 Use of Names. Neither party to this Agreement shall use the name of the other in any public announcement, press release or other public document without the written consent of such other party.

                                  ARTICLE XIII
                             WARRANTIES; INDEMNITIES

            13.1 Representations and Warranties. Each party represents and warrants to the other party as follows: (i) it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement; (ii) the execution and performance by it of its obligations hereunder will not constitute a breach of, or conflict with, any other agreement or arrangement, whether written or oral, by which it is bound; and (iii) this Agreement is its legal, valid and binding obligation, enforceable in accordance with the terms and conditions hereof.

            13.2 Warranties of Anthra. Anthra warrants to Prodesfarma that (i) Anthra has the right, power and authority to grant the license set forth in
Section 5.1, (ii) Anthra has informed Prodesfarma of all information in Anthra's possession or


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control as of the date hereof concerning the side effects, injury, toxicity, and sensitivity reaction and incidents or severity thereof, associated with any clinical use, studies, investigations or tests conducted with the Product, (iii) Anthra has conducted or has caused its contractors or consultants to conduct, and will in the future conduct, the preclinical and clinical studies of the Product in accordance with known or published standards of the FDA, (iv) Anthra has employed and will in the future employ individuals of appropriate education, knowledge, and experience to conduct or oversee the conduct of the clinical and preclinical studies of the Product, (v) the Product as delivered to Prodesfarma will meet the Specifications and will be in good, usable and merchantable condition, and (vi) the exercise by Prodesfarma of its rights under this Agreement will not infringe any intellectual property rights of any third party, including without limitation any patent right. EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE AND IN SECTION 3.7, ANTHRA HEREBY DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE LICENSED KNOW-HOW OR THE PRODUCT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

            13.3 Indemnification of Prodesfarma. Anthra shall indemnify Prodesfarma, its Affiliates and their respective


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                                       29


directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all suits, investigations, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Losses") arising from or occurring as a result of (i) any defect of the Product (including without limitation any claim for inherent defects), except to the extent that such Losses result from the storage or handling of the Product by Prodesfarma, or (ii) the breach by Anthra of its warranty in Section 13.2(vi).

            13.4 Indemnification of Anthra. Prodesfarma shall indemnify Anthra, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses arising from or occurring as a result of the storage, handling or promotion of the Product by Prodesfarma.

            13.5 Indemnification Procedure. (a) Each indemnified party agrees to give the indemnifying party prompt written Notice of any Losses or discovery of fact upon which such indemnified party intends to base a request for indemnification under Section 13.3 or 13.4.

                  (b) Each party shall furnish promptly to the other copies of all papers and official documents received in


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respect of any Losses. The indemnified party shall cooperate with the indemnifying party in providing witnesses and records necessary in the defense against any Losses.

                  (c) With respect to any Losses relating solely to the payment of money damages and which will not result in the indemnified party's becoming subject to injunctive or other relief or otherwise adversely affecting the business of the indemnified party in any manner, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate.

                  (d) The indemnifying party shall obtain the written consent of the indemnified party, which shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any Losses if as a result thereof the indemnified party would become subject to injunctive or other equitable relief or any remedy other than the payment of money by the indemnifying party.

                  (e) The indemnifying party shall not be liable for any settlement or other disposition of a Loss by the indemnified party which is reached without the written consent of


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the indemnifying party.

                  (f) Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by any indemnified party in connection with any claim shall be reimbursed on a calendar quarter basis by the indemnifying party, without prejudice to the indemnifying party's right to contest the indemnified party's right to indemnification and subject to refund in the event the indemnifying party is ultimately held not to be obligated to indemnify the indemnified party.

                  (g) The obligations of the parties pursuant to this Article XIII shall survive the expiration or termination of this Agreement.

                                   ARTICLE XIV
                              TERM AND TERMINATION

            14.1 Term. The term of this Agreement shall commence as of the date hereof and shall have an initial term of ten years from the date of the first commercial sale of the product in Spain (the "Initial Term"). Thereafter this Agreement shall be automatically extended for successive two-year terms, unless Prodesfarma shall give Anthra written Notice at least six months prior to the end of the then-current term that Prodesfarma objects to further extension hereof. At the end of the Initial Term, ***

            14.2 Termination for Material Breach. This Agreement shall be subject to early termination by either party in the event of a material breach hereof by the other party with respect to its obligations, which breach is not cured within sixty (60) days (or, in the case of a payment default, ten (10) business days) following written Notice thereof by the non-breaching party.

            14.3 Termination for Breach of Investment Agreement.


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This Agreement shall be subject to early termination (a) by Anthra, in the event of a material breach by Prodesfarma of that certain Series D Convertible Preferred Stock Purchase Agreement by and between Anthra and Prodesfarma executed of even date herewith (the "Investment Agreement"), or (b) by Prodesfarma, in the event of a material breach of the Investment Agreement by Anthra, provided such breach has not been cured within sixty (60) days (or, in the case of a payment default, ten (10) days) following written Notice thereof by Anthra (in the case of Section 14.3(a)), or by Prodesfarma (in the case of Section 14.3(b)).

            14.4 Unilateral Termination by Prodesfarma or Anthra.

                  (a) Prodesfarma shall have the right to terminate this Agreement in its entirety, upon thirty days' prior written Notice to Anthra, if Anthra shall not have completed the analysis and reporting of the data from studies A9301, A9302, and A9304 to the extent required for inclusion in the New Drug Application for the Product in the United States and in the Registration for the Product in the Territory, by December 31, 1997.

                  (b) Anthra shall have the right to terminate this Agreement with respect to any country if, on the second anniversary of the grant of Approval in such country, Prodesfarma shall have failed to launch the Product in such country.


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            14.5 Termination for Other Events. Either party may terminate this
Agreement if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of its creditors.

            14.6 Effect of Expiration or Termination. The expiration of the term hereof, or any early termination of this Agreement, in either case whether as a whole or as to a single country, shall be without prejudice to any rights or obligations of the parties that may have accrued prior to such expiration or termination. Termination of this Agreement in accordance with the provisions hereof shall not limit remedies which may otherwise be available in law or equity.

            Prodesfarma agrees to cooperate with Anthra in


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transferring to Anthra or a third party, as Anthra may direct, within thirty
(30) days of the expiration or termination hereof, all data, files and other materials in the possession or under the control of Prodesfarma, relating to the Product, except to the extent that Prodesfarma requires such data, files and materials for the purpose of exercising any rights under this Agreement that may survive such termination or expiration. The rights and obligations of the parties under this Article XIV shall survive expiration or termination of this Agreement.

            14.7 Survival of Licenses and Royalty Obligations; Assignment of Registrations and Trademarks. In the event of the termination of this Agreement by Prodesfarma pursuant to Sections 14.2, 14.3, or 14.5, the license granted to Prodesfarma in Section 5.1 shall remain in full force and effect through the tenth anniversary of the first commercial sale of the Product in Spain.

            In the event of the termination of this Agreement by Anthra pursuant to this Article XIV, or the complete or partial termination of this Agreement by Prodesfarma pursuant to Section 14.4, no license granted to Prodesfarma in
Section 5.1 shall survive such termination; provided, however, that in the event of the termination of this Agreement by Prodesfarma pursuant to Section 14.4(a)(ii), Anthra shall promptly repay to Prodesfarma


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any payment made by Prodesfarma pursuant to Section 6.1(a).

            In the event of the complete or partial termination of this Agreement by Anthra pursuant to Section 14.2, 14.3, 14.4, or 14.5, Prodesfarma shall promptly, but not later than thirty (30) days after such termination, at its own expense assign and transfer to Anthra, or any third party designated by Anthra, any trademarks then or previously used by Prodesfarma or any of its Affiliates or agents in Marketing, distributing or selling the Product in the Territory or the relevant country, as the case may be.

                                   ARTICLE XV
                               GENERAL PROVISIONS

            15.1 Force Majeure. If the performance of this Agreement or of any obligation hereunder, except for the payment of any amounts hereunder, is prevented, restricted or interfered with by reason of any cause beyond the reasonable control of the affected party, such party, upon prompt written Notice to the other party, shall be excused from such performance to the extent of the aforementioned prevention, restriction or interference, provided that the party so affected shall use its best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.


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            15.2 Notice. All notices, requests, reports, statements and other communications to either party (each a "Notice") shall be in writing, in the English language, shall refer specifically to this Agreement and shall be hand delivered or sent by express courier service, carriage costs prepaid, or by facsimile to the respective addresses specified below (or to such other address as may be specified by Notice to the other party):

            If to Anthra:

                  Anthra Pharmaceuticals, Inc.
                  19 Carson Road
                  Princeton, N.J. 08540 USA
                  Fax: (609) 924-3875
                  Attention: Michael C. Walker

            If to Prodesfarma:

                  Prodesfarma, S.A.
                  Calle del Pont Reixat 5,
                  08960 Sant Just Desvern,
                  Barcelona, Spain
                  Fax: ______________
                  Attention:  _______

            Any Notice delivered by facsimile or similar means shall be confirmed by a hard copy delivered as soon as practicable. The effective date of any Notice shall be: (a) the date of the addressee's receipt, if delivered by hand or express courier; (b) the date of receipt if received by 5:00 p.m. local time on a business day or, if not, the first business day after receipt, if sent by facsimile.


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            15.3 Further Assurances. Each party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

            15.4 Successors and Assigns. The terms and provisions hereof shall inure to the benefit of, and be binding upon, Anthra, Prodesfarma and their respective successors and permitted assigns. Except as expressly provided herein, neither party may, without the prior written consent of the other party, assign or otherwise transfer any of its rights and interests, or delegate any of its obligations, hereunder; provided, however, that either party may assign its rights and delegate its duties hereunder to an Affiliate thereof without obtaining such consent; and provided, further, that Prodesfarma may assign all of its rights, and delegate all of its obligations, hereunder to Almirall, S.A., in connection with a merger between Prodesfarma and Almirall, S.A., without the prior consent of Anthra. Any attempt to assign


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or delegate any portion of this Agreement in violation of this Section 15.4 shall be null and void.

            15.5 Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of Spain, without regard to principles of conflicts of law.

            15.6 Arbitration. Any disputes arising under this Agreement shall be resolved by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The proceedings shall be held in New York, New York if the request for arbitration is submitted by Prodesfarma and in Barcelona, Spain if submitted by Anthra. All proceedings shall be conducted in the English language. The parties shall appoint an arbitrator by mutual agreement. If the parties cannot agree on the appointment of an arbitrator within thirty (30) days after receipt of a demand for arbitration, each party shall appoint one arbitrator, and the two arbitrators shall appoint a third arbitrator. If the party-appointed arbitrators cannot agree on the third arbitrator, the third arbitrator shall be appointed by the President of the International Chamber of Commerce. Any fees and expenses payable with respect to the arbitration shall be borne by the party losing the case. All arbitration rulings and awards shall be final and binding on the parties and shall be enforceable in accordance with the


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Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

            15.7 Severability. If any provision hereof, other than the requirements to pay license fees pursuant to Article VI, should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by applicable law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction, and (c) the parties agree to use their best efforts to negotiate a provision, in replacement of the provision held invalid, illegal or unenforceable, that is consistent with applicable law and accomplishes, as nearly as possible, the original intention of the parties with respect thereto. To the fullest extent permitted by applicable law, each party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

            15.8 Counterparts. This Agreement shall be executed in two counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one


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and the same instrument.

            15.9 Captions. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.

            15.10 Independent Contractors. The status of the parties under this Agreement shall be that of independent contractors. No party shall have the right to enter into any agreements on behalf of the other party, nor shall it represent to any person that it has any such right or authority. Nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the parties hereto.

            15.11 Entire Agreement. This Agreement constitutes, on and as of the date hereof, the entire agreement of the parties with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter are hereby superseded in their entireties. This Agreement shall not be amended in any respect whatsoever except by a further agreement, in writing, fully executed by each of the parties.


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            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

ANTHRA PHARMACEUTICALS, INC.        PRODESFARMA, S.A.


By: /s/ Michael C. Walker           By: /s/ Antonio Vilacasas
   -----------------------------       -----------------------------
   Name: Michael C. Walker          Name: Antonio Vilacasas
   Title: President                       Title: President


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